MINERAL PROPERTY ACQUISITION AGREEMENT

THIS AGREEMENT is made the 10th day of June, 2003

BETWEEN:

JODY DAHROUGE, of #18, 10509 - 81 Ave Edmonton, Alberta, T6E 1X7

(the "Vendor")

AND :

INTERNATIONAL ZIMTU TECHNOLOGIES INC., 1450 — 689 West Pender Street, Vancouver, British Columbia, V6C 1H2

(the "Purchaser") WHEREAS:

A.

The Vendor is the beneficial owner and Aurora Geosciences Ltd. is the registered owner of the mineral interests described and illustrated in Schedule "A" attached hereto (the "Property"), located northeast Of Yellowknife, NWT;

B.

The Vendor has agreed to- sell to the Purchaser and the Purchaser has agreed to purchase the Property in accordance with the terms and conditions hereinafter set forth

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $13,200 now paid by the Purchaser to the Vendor and for other good and valuable consideration, the receipt and sufficiency whereof the Vendor hereby acknowledges, THE PARTIES HERETO AGREE AS FOLLOWS:

1.

Representations And Warranties Of The Vendor

1.1

The Vendor hereby represents and warrants to the Purchaser as follows:

(a)

he is, and at the time of transfer to the Purchaser will be, the beneficial owner of a 100% undivided interest in and to the Property free and clear of all liens, charges and claims of others, and no taxes or rentals are or will be due in respect of any thereof;

(b)

to the best of the Vendor's knowledge, information and belief', the Property, as described in Schedule "A"is owned by the Vendor free and clear of all liens, charges and encumbrances;

(c)

there is no adverse claim or challenge to the ownership of or title to the Property nor to the knowledge of the Vendor is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase his interest in the Property or any portion thereof, and no person, other than the Vendor pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from the Property;

(a)

Aurora, Geosciences Ltd. is the sole recorded and beneficial owner of the Property, and holds the Property in trust for the Vendor;

(b)

the mineral claims comprising the Property have been properly staked and recorded and are in good standing in the mining division in which they were recorded; and

(c)

neither the Vendor nor, to the best of his knowledge, any predecessor in interest or title of the Vendor to the Property has done anything whereby the Property may be encumbered.

(g)

notwithstanding anything herein to the contrary, the Property is being transferred on an "As ls" basis, and in no event shall the Vendor, be responsible or liable to the Purchaser for any reduction, exception, reservation, or modification of whatsoever nature to the Property;

1.2

 The representations and warranties contained in subsection 1.1 are provided for the exclusive benefit of the Purchaser, and a breach of any one or more thereof may be waived by the Purchaser, in whole or in part, at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in that subsection shall survive the execution hereof.

2.

Acquisition Of The Property

2.1

The Vendor, subject to the terms hereof, hereby agrees to sell to the Purchaser and to transfer to the Purchaser, a 100% undivided interest in and to the Property free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto. If the Purchaser should notify the Vendor in writing of any claims or burdens against the Property then, after ascertaining the validity thereof, the Vendor shall, within a reasonable period of time after notification thereof by the Purchaser, attend to the discharge of such claims at his own expense, or will indemnify the Purchaser against the same and will provide such security as may reasonably be requested by the Purchaser to secure such indemnity.

2.2

The Purchaser agrees to purchase the Property and pay the sum of $13,200 to the Vendor, the receipt and sufficiency of which the Vendor hereby acknowledges.

1.

Registration And Transfer Of Property

 3.1 Concurrently with the execution of this Agreement, the Vendor shall deliver to the Purchaser such transfer documents (hereinafter referred to as the "Property Transfer Documents") as the Purchaser or its counsel may reasonably deem necessary to assign, transfer and assure to the Purchaser, good, safe, holding and marketable title to 100% of the Property.

2.

Royalty

4.1

Upon the Commencement of Commercial Production, the Purchaser shall pay to the Vendor a royalty ("Royalty"), being equal to I% of net smelter returns on minerals other than diamonds and 1 % of the gross production of diamonds from the Property on the terms and conditions as set out in this paragraph and in Schedule "B" hereto. The Purchaser may purchase one half of the Royalty at any time for $500,000.

1.

Transfers

5.1

The Purchaser may at any time sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Vendor its agreement related to this Agreement and to the Property, containing a covenant by such transferee to perform the obligations of the Purchaser to be performed under this Agreement, including the payment of the Royalty, in proportion to the interest in the Property acquired by the transferee.

2.

Contract for Work

6.1 The Purchaser agrees that Dahrouge Geological Consulting Ltd. shall act as the sole operator of the Property and shall be hired by the Purchaser on commercially reasonable terms to conduct all exploration on the Property. While the operator may be consulted with respect to the programs to be conducted for the exploration of the Property, the Purchaser shall have the absolute discretion to formulate such programs.

3.

Notice

7.1

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in. writing and shall be delivered or faxed to such party at the address for such party specified above. The date of receipt of such notice„ demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify- the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

7.2

Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

4.

General

8.1

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

8.2

The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

8.3

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

8.4

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Property.

8.5

This Agreement may be subject to the approval of the appropriate regulatory authorities and the parties agree to use such reasonable amendments as may be required by those authorities.

8.6

It is hereby acknowledged by the Vendor that, as between the Vendor and the Purchaser, Bruce Bragagnolo Law Corporation, acts solely for the Purchaser, and that the Vendor has been advised by Bruce Bragagnolo Law Corporation to obtain independent legal advice with respect to this Agreement.

8.7

This Agreement shall be construed in accordance with the laws in force from time to time in the Province of British Columbia.

8.8

This .Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF the Vendor has hereunto set his hand, and an authorized signatory of the Purchaser has hereunto signed this Agreement, as of the day and year first above written.

/s/

JODY DAHROUGE

INTERNATIONAL ZIMTU TECHNOLOGIES INC.

Per: /s/

Authorized Signatory

SCHEDULE “A”

THIS IS SCHEDULE “A” to the  Mineral Property Acquisition Agreement made as of the 10th day of June, 2003.

“THE PROPERTY”

Registered Owner

Claim Name

Record Number

Murray

F75550

Aurora Geosciences Ltd.

 SCHEDULE "B"

THIS IS SCHEDULE "B " to the Mineral Property Acquisition Agreement made as of the 10th day of June, 2003.

NET SMELTER RETURNS ROYALTY

For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)

"Commencement of Commercial Production" means:

(i)

if a mill is located on the Property, the last day of a period of 40 consecutive days in which, for not less than 30 days, the mill processed ore from the Property at 60% of its rated concentrating capacity; or

(ii)

if a mill is not located on the Property, the last day of a period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues, but any period of time during which ore or concentrate is shipped from the Property for testing purposes, or during which milling operations are undertaken as initial tune-up, shall not be taken into account in determining the date of Commencement of Commercial Production;

(b)

Net Smelter Returns" shall mean the gross proceeds received by the Purchaser in any year from the sale of Product from the mining operation on the Property, less successively:

(i)

the cost of transportation of such Product to a smelter or other place of treatment, and

(ii)

smelter and treatment charges;

(c)

"Ore" shall mean any material containing a mineral or minerals of commercial economic value mined from the Property; and

(d)

"Product" shall mean Ore mined from the Property and any concentrates or other materials or products derived therefrom, but if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Property, such Ore, concentrates or other materials or products shall not be considered to be "Product" until after they have been so treated.

2.

 For the purposes of calculating the amount of Royalty payable to the Vendor hereunder, if, after the Commencement of Commercial Production, the Purchaser sells any Product to one of its subsidiaries or affiliates, and if the sale price of such Product is not negotiated on an arm’s-length basis, the Purchaser shall for the purposes of calculating Net Smelter Returns only and notwithstanding the actual amount of such sale price, add to the proceeds from the sale of such Product an amount which would be sufficient to make such sale price represent a reasonable net sale price for such Product as if negotiated at arm's length and after taking into account all pertinent circumstances including, without limitation, then current market conditions relating to Ore, concentrates or products similar to such Product.

3.

The Purchaser shall by notice inform the Vendor of the quantum of such reasonable net sale price and, if the Vendor does not object thereto, within 60 days after receipt of such notice, said quantum shall be final and binding for the purposes of this Agreement.

4.

The Purchaser may remove reasonable quantities of Ore and rock from the Property for the purpose of bulk sampling and of testing, and there shall be no Royalty payable to the Vendor with respect thereto unless revenues are derived therefrom.

1.

The Purchaser shall have the right to commingle with ores from the Property, ore produced from other properties, provided that prior to such commingling, the Purchaser shall adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying, as well as utilize reasonable accurate recovery factors in order to determine the amounts of products derived from, or attributable to Ore mined and produced from the Property. The Purchaser shall maintain accurate records of the results of such sampling, weighing and analysis as pertaining to ore mined and produced from the Property.

2.

Installments of the Royalty payable shall be paid by the Purchaser to the Vendor immediately upon the receipt by the Purchaser of the payment from the smelter, refinery or other place of treatment of the proceeds of sale of the minerals, ore, concentrates or other product from the Property.

3.

Within 120 days after the end of each fiscal year, commencing with the year in which Commencement of Commercial Production occurs, the accounts of the Purchaser relating to operations on the Property and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed, shall be audited by the auditors of the Purchaser at its expense. The Vendor shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.

4.

If such audited financial statements disclose any overpayment of Royalty by the Purchaser during the fiscal year, the amount of the overpayment shall be deducted from future installments of Royalty payable.

5.

If such audited financial statements disclose any underpayment of Royalty by the Purchaser during the year, the amount thereof shall be paid to the Vendor forthwith after determination thereof.

6.

The Purchaser agrees to maintain for each mining operation on the Property, up--to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the Vendor or its agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Purchaser to the Vendor pursuant hereto. The Vendor shall have the right to have such accounts audited by independent auditors at its own expense once each fiscal year.

7.

DIAMOND GROSS OVERRIDING ROYALTY

1.

Pursuant to Section 4 of the Agreement to which this Schedule is attached, a party may be entitled to a gross overriding royalty from the production of diamonds from the Property (the “Gross Overriding Royalty”), which shall be equal to the percentage determined under Section 4 of said Agreement, of the Appraised Value (as hereinafter defined) of all gem and industrial diamonds recovered, sorted and graded from the Properties (the “Diamonds”), free and clear of all costs of development and operation, and subject only to mineral and mining taxes and royalties and the fees and expenses of graders as hereinafter provided.

2.

“Appraised Value” means the valuation in Canadian Dollars of the Diamonds at the minesite determined by an independent grader appointed by the party having a majority interest in the Property.  Such independent grader shall be duly qualified and accredited, and shall sort, grade and value the Diamonds in accordance with industry standards, having regard to, but without limiting the generality of the foregoing, the commercial demand for the Diamonds, the grades of the Diamonds (gem or industrial) and the colours, sizes and clarity of the Diamonds.  The independent grader shall value each particular classification of the Diamonds in accordance with the industry pricebooks, standards, and formulas.  The parties acknowledge that the intention is that the Gross Overriding Royalty is to be paid on this basis, regardless of the price or proceeds actually received for or in connection with the Diamonds or the manner in which a sale of the Diamonds to a third party is made, without deduction except for taxes and royalties as aforesaid and as provided in the Agreement.

3.

The Gross Overriding Royalty will be calculated and paid within 30 days of the end of each calendar quarter, based on all Diamonds for the Property which were graded in such calendar quarter.

4.

The Royalty payee shall not be entitled to participate in the profits or be obligated to share in any losses generated by the actual marketing or sales practices of the royalty payor or payors.